Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated April 22, 2009, relating to the financial statements of White Oak Strategic Master Fund, L.P. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass & Company, P.C.

Roseland, New Jersey
April 28, 2010